UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 6, 2013

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33‑0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 6, 2013,  AVX Corporation reported that it has completed its previously announced acquisition of the Tantalum Component Division of Nichicon Corporation for approximately $86 million, subject to typical post-closing working capital adjustments.

The all-cash purchase comprises Nichicon’s tantalum component manufacturing subsidiaries located in Shiga, Japan and Tianjin, China. The annual component sales of the Division approximate $75 million.

A copy of AVX’s press release announcing the completion of the acquisition is attached to this Current Report on Form 8-K as Exhibit  99.1, the contents of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by AVX Corporation, dated February 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 6, 2013

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary